UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549




                                FORM 8-K/A



                              CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported): June 6, 2000
                                                        ------------



                        ENNIS BUSINESS FORMS, INC.
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       (Exact name of registrant as specified in its charter)


       TEXAS                        1-5807          75-0256410
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(State or other Jurisdiction     (Commission     (I. R. S. Employer
     of incorporation)           File Number)    Identification No.)



1510 N. Hampton Suite 300, DeSoto, Texas                    75115
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(Address of principal executive offices)                  (Zip Code)


                            (972) 228-7801
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         (Registrant's telephone number, including area code)

                              No Change
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   (Former name or former address, if changed since last report)







Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          ------------------------------------------------------------------

          Financial Statements of Northstar Computer Forms, Inc.

            Report of Independent Accountants

            Consolidated Balance Sheets as of October 31, 1999 and 1998

            Consolidated Statement of Earnings for the Years Ended October 31, 1999, 1998 and 1997

            Consolidated Statements of Changes in Stockholders' Equity for the Years Ended October 31, 1999, 1998 and 1997

            Consolidated Statement of Cash Flows for the Years Ended October 31, 1999, 1998 and 1997

            Notes to Consolidated Financial Statements

          Unaudited Interim Financial Statements of Northstar Computer
          Forms, Inc.

            Condensed Consolidated Balance Sheet as of April 30, 2000 and October 31, 1999

            Condensed Consolidated Statement of Earnings for the Three and Six Months Ended April 30, 2000 and 1999

            Condensed Consolidated Statement of Cash Flow for the Six Months Ended April 30, 2000 and 1999

            Notes to the Condensed Consolidated Financial Statements


          Unaudited Pro Forma Combined Financial Statements of Ennis Business Forms

            Pro Forma Combined Condensed Balance Sheet as of February 29,
            2000

            Pro Forma Combined Condensed Statement of Earnings for the Year Ended February 29, 2000

            Notes to Pro Forma Condensed Financial Statements





REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors
Northstar Computer Forms, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows present fairly, in all material respects, the financial position of Northstar Computer Forms, Inc. and Subsidiary as of October 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of Northstar Computer Forms, Inc.'s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                   PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
December 15, 1999


                                    2


NORTHSTAR COMPUTER FORMS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 1999 AND 1998

                              ASSETS            1999          1998
Current Assets:
   Cash and cash equivalents                $ 3,878,447   $4,162,845
   Accounts receivable, net                   5,958,522    4,936,112
   Inventories                                2,294,119    2,245,338
   Deferred income taxes                        261,656      255,656
   Other current assets                         442,743      687,769
                                             ----------   ----------
        Total current assets                 12,835,487   12,287,720
                                             ----------   ----------
Property, plant and equipment, net           13,368,676   14,153,269
Notes receivable, less current portion           60,634      161,573
Goodwill, net                                 1,354,786    1,556,293
Other assets, net                             1,256,641    1,292,817
                                             ----------   ----------
        Total assets                        $28,876,224  $29,451,672
                                             ==========   ==========
               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of long-term debt            335,000    1,385,000
   Accounts payable                           1,296,485    1,316,878
   Accrued liabilities                        2,608,969    1,927,671
                                             ----------   ----------
        Total current liabilities             4,240,454    4,629,549
                                             ----------   ----------
Long-term debt, less current portion          1,340,000    3,945,550
Deferred compensation                           773,333      738,845
Deferred income taxes                         1,461,633    1,526,633

Commitments (Notes 6 and 7)

Stockholders' equity:
   Common shares; $.05 par value, authorized
    5,000,000 shares; issued and outstanding,
    1999: 2,744,708;1998: 2,714,436             137,235      135,722
   Additional paid-in capital                 2,862,678    2,671,492
   Retained earnings                         18,060,891   15,803,881
                                             ----------   ----------
        Total stockholders' equity           21,060,804   18,611,095
                                             ----------   ----------
        Total liabilities and stockholders'
         equity                             $28,876,224  $29,451,672
                                             ==========   ==========

The accompanying notes are an integral part of the consolidated financial statements.


                                    3


NORTHSTAR COMPUTER FORMS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF EARNINGS
FOR THE YEARS ENDED OCTOBER 31, 1999, 1998 AND 1997

                                    1999         1998          1997

Net sales                       $46,338,793   $41,809,938   $46,277,461
Cost of goods sold               33,531,734    30,453,432    30,860,274
                                 ----------    ----------    ----------
        Gross profit             12,807,059    11,356,506    15,417,187
Selling, general and
  administrative expenses         8,399,901     7,877,820     8,118,695
                                 ----------    ----------    ----------
        Operating income          4,407,158     3,478,686     7,298,492
                                 ----------    ----------    ----------
Other income (expense):
   Interest expense                (240,864)     (642,169)     (892,516)
   Other, net, principally
     interest income                191,454       158,424       196,946
                                 ----------    ----------    ----------
                                    (49,410)     (483,745)     (695,570)
                                 ----------    ----------    ----------
        Earnings before provision
          for income taxes        4,357,748     2,994,941     6,602,922
Provision for income taxes        1,690,000     1,212,000     2,467,000
                                 ----------    ----------    ----------
        Net earnings            $ 2,667,748   $ 1,782,941   $ 4,135,922
                                 ==========    ==========    ==========
Net earnings per common share:
   Basic                        $      0.98   $      0.67   $      1.59
                                 ==========    ==========    ==========
   Diluted                      $      0.93   $      0.62   $      1.48
                                 ==========    ==========    ==========

The accompanying notes are an integral part of the consolidated financial statements.


                                    4


NORTHSTAR COMUTER FORMS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED OCTOBER 31, 1999, 1998 AND 1997


                                  COMMON STOCK
                              ------------------  ADDITIONAL
                                          STATED    PAID-IN     RETAINED
                                SHARES   CAPITAL    CAPITAL     EARNINGS

Balances at October 31, 1996  1,716,571 $ 85,828  $1,995,177  $10,557,530
Stock options exercised          44,900    2,245     294,590
Cash dividends, $.175 per share                                  (305,438)
Comprehensive income:
   Net earnings                                                 4,135,922
                              ---------  -------   ---------   ----------
Balances at October 31, 1997  1,761,471   88,073   2,289,767   14,388,014
Stock split                     880,690   44,035     (46,269)
Stock options exercised          72,275    3,614     257,994
Cash dividends, $.137 per share                                  (367,074)
Tax benefit from stock options exercised                          170,000
Comprehensive income:
   Net earnings                                                 1,782,941
                              ---------  -------   ---------   ----------
Balances at October 31, 1998  2,714,436  135,722   2,671,492   15,803,881
Stock options exercised          30,275    1,513     147,217
Repurchase of common stock           (3)                 (31)
Cash dividends, $.150 per share                                  (410,738)
Tax benefit from stock options exercised                           44,000
Comprehensive income:
   Net earnings                                                 2,667,748
                              ---------  -------   ---------   ----------
Balances at October 31, 1999  2,744,708 $137,325  $2,862,678  $18,060,891
                              =========  =======   =========   ==========

The accompanying notes are an integral part of the consolidated financial statements.


                                    5


NORTHSTAR COMPUTER FORMS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED OCTOBER 31, 1999, 1998 AND 1997

                                        1999        1998         1997
Cash flows from operating activities:
   Net earnings                     $ 2,667,748 $ 1,782,941  $ 4,135,922
   Adjustments to reconcile net
      earnings to net cash provided
      by operating activities:
      Depreciation                    2,608,725   2,517,552    2,458,399
      Amortization                      382,359     344,274      271,519
      Provision for doubtful accounts    55,451     (70,586)     167,437
      Deferred income taxes             (71,000)    405,000      (25,000)
      (Gain) loss on sale of land and
        equipment                       (61,009)     50,286       (5,576)
      Changes in certain operating
        assets and liabilities         (293,042)    153,764   (1,169,060)
                                     ----------  ----------   ----------
      Net cash provided by operating
        activities                    5,289,232   5,183,231    5,833,641
                                     ----------  ----------   ----------
Cash flows from investing activities:
   Capital expenditures and
     equipment deposits              (1,851,678) (1,577,203)  (1,465,679)
   Capitalized computer software costs             (236,405)    (584,321)
   Proceeds from sale of land
     and equipment                       88,555      67,239       12,400
   Notes receivable repayments           77,530     736,932      117,219
                                     ----------  ----------   ----------
      Net cash used in investing
        activities                   (1,685,593) (1,009,437)  (1,920,381)
                                     ----------  ----------   ----------
Cash flows from financing activities:
   Principal payments on long-term
     debt                            (3,655,550) (5,235,000)  (1,029,450)
   Dividends paid                      (381,186)   (353,204)    (240,869)
   Stock options exercised              148,730     261,608      296,835
   Other, net                               (31)     (2,234)          --
                                     ----------  ----------   ----------
      Net cash used in financing
        activities                   (3,888,037) (5,328,830)    (973,484)
                                     ----------  ----------   ----------
Net (decrease) increase in cash and
  cash equivalents                     (284,398)  1,155,036)   2,939,776
Cash and cash equivalents at
  beginning of year                   4,162,845   5,317,881    2,378,105
                                     ----------  ----------   ----------
Cash and cash equivalents at end
  of year                           $ 3,878,447 $ 4,162,845  $ 5,317,881
                                     ==========  ==========   ==========

The accompanying notes are an integral part of the consolidated financial statements.


                                    6


                Notes to Consolidated Financial Statements

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   NATURE OF THE BUSINESS:

   Northstar Computer Forms, Inc. and Subsidiary (the Company) designs, manufactures and markets printed forms with an emphasis on MICR (Magnetic Ink Character Recognition) printing. The Company's custom business forms concentrations are negotiable documents and internal bank forms which are marketed nationally. Sales are principally made through distributors, with the remainder directly to end-user customers.

   CONSOLIDATION:

   The consolidated financial statements include the accounts of Northstar Computer Forms (Northstar) and General Financial Supply, Inc. (General Financial), its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

   CASH EQUIVALENTS:

   The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

   INVENTORIES:

   Inventories are stated at the lower of cost or market using the last-in, first-out (LIFO) method. As of October 31, 1999 and 1998, consolidated inventories, stated at LIFO, exceeds the cost of consolidated inventories using the first-in, first-out (FIFO) method by approximately $67,000 and $13,000 at October 31, 1999 and 1998, respectively.

   PROPERTY, PLANT AND EQUIPMENT:

   Property, plant and equipment are recorded at cost and are depreciated using the straight-line method. The estimated useful lives are 15 - 40 years for buildings, 5 - 10 years for machinery and equipment, and 3 - 8 years for furniture and fixtures and automobiles. Leasehold improvements are amortized on a straight-line basis generally over the term of the respective leases. Gains or losses on dispositions are included in current earnings. Major renewals or betterments are capitalized while repairs and maintenance are charged to current operations when incurred.

   COMPUTER SOFTWARE COSTS:

   The Company capitalizes costs incurred for developing and obtaining computer software, primarily relating to modifying and installing new information technology systems for internal use. These costs are amortized on a straight-line basis over five years, the estimated useful lives of the underlying assets.

   In March 1998, the Accounting Standards Executive Committee issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The Company is reviewing the requirements of the SOP and does not expect it to


                                    7


   significantly change its current accounting for software costs. SOP 98-1 is required to be adopted by the Company for its fiscal year 2000.

   GOODWILL:

   Goodwill represents the excess of the purchase price over the estimated fair value of the identifiable assets acquired and is being amortized on a straight-line basis over 10 years.

   LONG-LIVED ASSETS:

   The recoverability of long-lived assets, including goodwill, is assessed annually or whenever adverse events or changes in circumstances or business climate indicate that the expected cash flows previously anticipated warrant reassessment. When such reassessments indicate the potential of impairment, all business factors are considered and, if the carrying value of long-lived assets are not likely to be recovered from future net operating cash flows, they will be written down for financial reporting purposes.

   REVENUE RECOGNITION:

   The Company recognizes revenue on product sales when title transfers to customer, which is generally upon shipment.

   INCOME TAXES:

   Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. The income tax provision is the tax payable or refundable for the period and the change during the period in deferred tax assets and liabilities.

   EARNINGS PER SHARE:

   Net earnings per share (EPS) for all periods presented have been computed by dividing net earnings by the weighted average number of common shares outstanding (basic EPS) and by the weighted average number of common and common equivalent shares outstanding (diluted
   EPS). The Company's common equivalent shares consist of stock options when their effect is not antidilutive.

   The computations of basic and diluted weighted average common shares outstanding are as follows:

                                           1999        1998        1997

   Weighted average common
    shares outstanding                  2,730,877   2,655,096   2,598,093

   Common equivalent shares outstanding:
     Option equivalents                   137,865     199,387     187,860
                                        ---------   ---------   ---------
   Weighted average common and common
     Equivalent shares outstanding      2,868,742   2,854,483   2,785,953
                                        =========   =========   =========


                                     8


   At October 31, 1999, 1998 and 1997, 150,000, 9,000 and 30,000
   outstanding options were excluded from the computation of diluted earnings per share for the year then ended because the options' exercise price was greater than the average market price of the Company's common shares during the respective year.

   COMPREHENSIVE INCOME:

   The Company's comprehensive income consists solely of net earnings. In fiscal years 1999, 1998 and 1997, the Company did not have any changes in stockholders' equity from nonowner sources.

   BUSINESS SEGMENTS:

   Effective with its year end 1999 financial statements, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosure About Segments of an Enterprise and Related Information," which requires disclosure of segment data in a manner consistent with that used by an enterprise for internal management reporting and decision making. Accordingly, the Company reports its operations as a single segment under SFAS No. 131.

   USE OF ESTIMATES:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. SELECTED BALANCE SHEET INFORMATION:

   The following provides additional information concerning selected balance sheet accounts at October 31, 1999 and 1998:

                                                 1999          1998
     Accounts receivable, net:
     Accounts receivable                     $ 6,111,522   $ 5,074,112
     Allowance for doubtful accounts            (153,000)     (138,000)
                                              ----------    ----------
                                             $ 5,958,522   $ 4,936,112
                                              ==========    ==========

     Inventories:
     Raw material                              1,503,444     1,394,156
     Work in process                             573,993       598,846
     Finished goods                              216,682       252,336
                                              ----------    ----------
                                             $ 2,294,119   $ 2,245,338
                                              ==========    ==========


                                    9


    Property, plant and equipment, net:
     Land                                        109,626       109,626
     Buildings                                 4,004,111     3,993,073
     Machinery and equipment                  25,400,896    24,124,637
     Furniture and fixtures                    1,937,239     1,804,043
     Automobiles                                 440,756       335,322
     Leasehold improvements                       78,156        66,313
                                              ----------    ----------
                                              31,970,784    30,433,014
     Accumulated depreciation                (18,535,203)  (16,213,432)
     Accumulated amortization                    (66,905)      (66,313)
                                              ----------    ----------
                                             $13,368,676   $14,153,269
                                              ==========    ==========

     Goodwill, net:
      Goodwill                                 2,015,065     2,015,065
      Accumulated amortization                  (660,279)     (458,772)
                                              ----------    ----------
                                             $ 1,354,786   $ 1,556,293
                                              ==========    ==========

     Other assets, net:
      Computer software costs, net of accumulated
       Amortization of $335,830 and $171,683 at
        October 31, 1999 and 1998, respectively  484,896       649,043
     Cash value of life insurance, net of
       outstanding loans of $165,778 and
       $166,857 at October 31, 1999 and 1998,
       respectively                              402,488       359,918
      Other                                      369,257       283,856
                                              ----------    ----------
                                             $ 1,256,641   $ 1,292,817
                                              ==========    ==========

     Accrued liabilities:
      Payroll and bonuses                        850,707       504,888
      Vacation                                   377,270       345,471
      Profit sharing                             527,180       301,125
      Real estate taxes                          236,706       195,454
      Dividends                                  219,569       190,017
      Other                                      397,537       390,716
                                              ----------    ----------
                                             $ 2,608,969   $ 1,927,671
                                              ==========    ==========


                                     10


3. SUPPLEMENTAL CASH FLOW INFORMATION:

   Changes in certain operating assets and liabilities are as follows:

                                     1999         1998         1997
     Accounts receivable         $(1,077,861)  $1,748,683  $(2,052,911)
     Inventories                     (48,781)    (332,692)     379,411
     Other assets                    123,759     (592,914)    (111,704)
     Accounts payable                (20,393)     (56,927)    (729,732)
     Accrued liabilities             695,746     (612,825)   1,293,928
     Deferred compensation            34,488          439       51,948
                                  ----------    ---------   ----------
                                 $  (293,042)  $  153,764  $(1,169,060)
                                  ==========    =========   ==========

     Cash paid during the year for:
          Interest               $   244,471   $  699,308  $   834,348
          Income taxes             1,487,500    1,456,894    2,222,243

4. NOTES RECEIVABLE:

   Notes receivable consisted of the following at October 31, 1999 and 1998:

                                                      1999       1998
     Brooklyn Park Economic Development Authority
      Tax Increment Financing Note, interest at 9.5%,
      payable in semi-annual installments of $48,889,
      with remaining principal and interest due
      August 2001.                                  $143,775   $204,250
     Other, mainly customers, with various terms      16,040     33,095
                                                     -------    -------
                                                     159,815    237,345
     Less current portion, included in "Other
       current assets"                               (99,181)   (75,772)
                                                     -------    -------
                                                    $ 60,634   $161,573
                                                     =======    =======

   Management believes that the carrying values of its notes receivable as of October 31, 1999, approximate their fair value.

5. BANK LINE OF CREDIT

   The Company has a Revolving Credit agreement (Agreement) with a bank under which the Company may borrow up to $1,500,000 with interest accruing at the prime interest rate. Collateral for borrowing under this Agreement, as well as the related covenants, are the same as the term loan the Company entered into during July 1996. There were no borrowings under this Agreement during fiscal years 1999 or 1998.


                                    11


6. LONG-TERM DEBT:

   Long-term debt consists of the following at October 31, 1999 and 1998:

                                                1999          1998
     Revenue Bonds                           $1,675,000   $ 2,010,000
     Term Loan                                              3,320,550
                                              ---------    ----------
                                              1,675,000     5,330,550
     Less current portions                     (335,000)   (1,385,000)
                                              ---------    ----------
                                             $1,340,000   $ 3,945,550
                                              =========    ==========

   REVENUE BONDS:

   In August 1994, the Company received proceeds of $2,945,000 from the issuance of Variable Rate Demand Industrial Development Revenue Bonds (Revenue Bonds) in connection with the construction of the Company's corporate headquarters and manufacturing facility. The Revenue Bonds require annual principal payments of $335,000 through fiscal year 2004 and bear interest at a rate which varies based upon comparable tax-exempt issues, but not to exceed 12%. The interest rate at October 31, 1999, was 3.75%. The Company has an option to convert the variable interest rate on these bonds to a fixed interest rate determinable at the date of conversion upon notification to the bond trustee. The Revenue Bonds are collateralized by an outstanding irrevocable direct-pay letter of credit with a financial institution equal to the outstanding principal amount of the Revenue Bonds.

   The letter of credit is renewable upon mutual agreement of the Company and the financial institution. If the letter is not renewed and the Company is unable to obtain a similar letter of credit with another financial institution, the Revenue Bonds may be callable at the option of the bond trustee.

   The Company's outstanding letter of credit expires in August 2002 and is collateralized by its corporate headquarters and manufacturing facility, inventories and accounts receivable. The letter of credit agreement, among other things, requires the Company to not exceed annual capital expenditures limits, maintain certain minimum net worth requirements, meet certain leverage and cash flow ratios, as well as limits cash dividends. The letter of credit agreement also allows for the lender to call the debt upon any "material change in the nature of the business."

   TERM LOAN:

   In July 1996, the Company entered into a term loan (Term Loan) with a bank for $9,000,000 in connection with the purchase of substantially all of the assets of the Financial Forms Division of Deluxe Corporation (Acquisition). The Term Loan was collateralized by substantially all the Company's assets and required quarterly principal payments of $262,500 through October 2001, with the remaining principal amount to be paid in January 2002. The Company had an option, upon written notice to the bank, to accrue interest on its outstanding Term Loan balance based on the prime interest rate or the Eurodollar rate.
   During fiscal year 1998, the Company made additional principal payments of $2,000,000 in excess of its scheduled principal payments. During fiscal year 1999, the Company fully repaid its Term Loan by making additional principal payments of $2,533,050 in excess of its scheduled principal payments due under the Term Loan.


                                    12


   Aggregate maturities of long-term debt are as follows:

   FISCAL YEAR
     2000          $  335,000
     2001             335,000
     2002             335,000
     2003             335,000
     2004             335,000
                    ---------
                   $1,675,000
                    =========

   Management believes that the carrying value of its long-term debt as of October 31, 1999, approximates its fair value.

7. OPERATING LEASES, INCLUDING RELATED PARTY LEASE:

   The Company leases certain buildings and equipment under five separate operating lease agreements expiring through 2007 and requiring monthly payments in addition to real estate taxes, insurance and maintenance costs. The Company has the option to extend the lease term upon expiration of one of the leases.

   In August 1997, the Company began leasing one of the Company's manufacturing facilities from the Company's Chairman and Chief Executive Officer under an operating lease agreement expiring in fiscal year 2007, with two additional five-year extensions available at the option of the Company. This operating lease agreement requires monthly payments, subject to increase every three years based on the period's average price index, as defined in the lease agreement, in addition to real estate taxes, utilities, assessments, insurance and maintenance costs.

   Future minimum payments, excluding real estate taxes, utilities, assessments, insurance and maintenance costs, under operating lease agreements with noncancellable terms are as follows:

                                       Non-
                                     Related      Related
                                      Party       Party        Total
   FISCAL YEAR
     2000                          $  433,420  $  191,000   $  624,420
     2001                             254,686     191,000      445,686
     2002                             197,969     191,000      388,969
     2003                             110,141     191,000      301,141
     2004                             110,141     191,000      301,141
     Thereafter                       100,963     541,167      642,130
                                    ---------   ---------    ---------
                                   $1,207,320  $1,496,167   $2,703,487
                                    =========   =========    =========

   Total rent expense was $668,811, $695,062 and $774,372 in fiscal years 1999, 1998 and 1997, respectively, exclusive of real estate taxes, insurance and maintenance costs. Rent expense related to the related party lease, exclusive of real estate taxes, insurance and maintenance costs, was $191,000 in fiscal years 1999 and 1998.


                                    13


8. INCOME TAXES:

   The provision for income taxes consists of the following:

                                       1999       1998      1997
     Currently payable:
      Federal                       $1,495,000  $  684,000 $2,153,000
      State                            266,000     123,000    339,000
                                     ---------   ---------  ---------
                                     1,761,000     807,000  2,492,000
                                     ---------   ---------  ---------
     Deferred provision (benefit):
      Federal                          (17,000)    343,000    (21,000)
      State                            (54,000)     62,000     (4,000)
                                     ---------   ---------  ---------
                                       (71,000)    405,000    (25,000)
                                     ---------   ---------  ---------
                                    $1,690,000  $1,212,000 $2,467,000
                                     =========   =========  =========

   The actual provision for income taxes differed from the "expected" amounts computed by applying the U.S. federal corporate tax rate of 34% to earnings before provisions for income taxes for the fiscal years ended October 31, 1999, 1998 and 1997, respectively, as follows:

                                              FISCAL YEARS
                                    ---------------------------------
                                       1999        1998        1997
     Computed "expected" provision
      for income taxes              $1,482,000  $1,018,000  $2,245,000
     State income taxes, net of
       federal tax effect              256,000     148,000     221,000
     Other, net                        (48,000)     46,000       1,000
                                     ---------   ---------   ---------
      Actual provision for income
       taxes                        $1,690,000  $1,212,000  $2,467,000
                                     =========   =========   =========

   The approximate effects of temporary differences that gave rise to deferred tax balances at October 31, 1999 and 1998, are as follows:

                                                  1999         1998
     Deferred tax assets:
     Accounts receivable allowance
       for doubtful accounts                 $   61,200    $   55,200
     Inventories                                 41,500        40,851
     Accrued liabilities                        122,908       124,188
     Deferred compensation                      345,596       331,034
     Goodwill                                    84,991        58,124
                                              ---------     ---------
          Total deferred tax assets             656,195       609,397
                                              ---------     ---------


                                      14


   Deferred tax liabilities:
     Property, plant and equipment           (1,644,618)   (1,669,331)
     Investment in limited partnership         (211,554)     (211,043)
                                             ----------    ----------
   Total deferred tax liabilities            (1,856,172)   (1,880,374)
                                             ----------    ----------
   Net deferred tax liabilities             $(1,199,977)  $(1,270,977)
                                             ==========    ==========

   The Company has not recorded a valuation allowance as of October 31, 1999 and 1998, related to its deferred tax assets as management does not believe an allowance is necessary.

9. PROFIT-SHARING AND BONUS PLANS:

   The Company has a profit-sharing and 401(k) plan (the Plan) covering substantially all full-time employees of the Company. Company contributions are determined based upon a profitability formula approved by the Company's Board of Directors, but are not to exceed 15% of the salary and wages paid to the participants for the year. Vesting of benefits occurs at a rate of 20% for each year of service, commencing after the second full year of service. Vested benefits allocated to the employees' accounts are payable upon retirement, death or earlier termination in a lump sum or installments. The Company recognized expense related to the Plan of $527,180, $301,125 and $540,000 in fiscal years 1999, 1998 and 1997, respectively.

   The Company also has a bonus plan for certain key salaried employees. Bonuses are determined, in part, based on a profitability formula approved by the Company's Board of Directors and, in part, at the discretion of the Board of Directors. Company expense under the bonus plan was $521,164, $203,805 and $408,440 in fiscal years 1999, 1998 and
   1997, respectively.

10. DEFERRED COMPENSATION:

   The Company has deferred compensation plans covering four current officers and one former officer of the Company. The plans for one current and the former officer call for periodic payments ranging from 10 to 15 years at retirement or death of such employees. The plans for the remaining three officers call for contributions to a "rabbi trust" to maintain benefits to be paid upon retirement or termination. Deferred compensation expense was $30,064, $78,882 and $51,397 in fiscal years 1999, 1998 and 1997, respectively.

11. STOCK OPTIONS:

   The Company has an incentive stock option plan for option grants to employees (ISO Plan) and a nonqualified stock option plan for option grants to the Company's Outside Board of Directors (BOD Plan). As of October 31, 1999, the Company has reserved 500,000 and 150,000 shares of its common stock for grant under the ISO Plan and BOD Plan, respectively. During fiscal year 1998, the Company amended its ISO
   Plan to increase the maximum number of shares reserved for issuance under that plan to 500,000. During fiscal year 1999, the Company amended its BOD Plan to add 100,000 shares for issuance under that plan. Options granted under the ISO Plan and BOD Plan have exercise prices not less than the fair market value of the Company's common stock at the date of grant and become exercisable generally over a five-year period or based on the discretion of the Company's Board of Directors. Options granted under the ISO and BOD Plans expire 10 years from the date of grant.


                                    15


   In addition, the Company has a nonqualified stock option plan for option grants to the Company's Board of Directors (Non-Active Plan).
   At October 31, 1999, 20,000 of these options are outstanding and have a weighted average exercise price of $3.88. All of these options are exercisable at October 31, 1999. These options expire through 2003.

   The following is a summary of the stock option activity with respect to the ISO, BOD and Non-Active Plans:

                                    WEIGHTED
                                    AVERAGE                 OPTIONS
                                 EXERCISE PRICE            AVAILABLE
                                   PER SHARE    OPTIONS    FOR GRANT
     Balance at October 31, 1996      4.39      394,300     75,602

     Exercised                        4.41      (67,350)
     Cancelled                        5.58       (8,550)     8,550
     Granted                          7.17       96,000    (96,000)
     Expired                          3.87      (14,000)
                                                -------   --------
     Balance at October 31, 1997      5.13      355,400    (11,848)

     Authorization of additional stock options             300,000
     Exercised                        3.62      (72,275)
     Cancelled                        4.28       (3,300)     3,300
     Granted                         12.67        9,000     (9,000)
     Expired                          4.42         (250)
                                                -------   --------
     Balance at October 31, 1998      5.75      288,575    282,452

     Authorization of additional stock options             100,000
     Exercised                        4.91      (30,275)
     Cancelled                        6.98       (9,700)     9,700
     Granted                          9.48      251,400   (251,400)
                                                -------   --------
     Balance at October 31, 1999      7.65      500,000    140,752
                                                =======   ========

   The Company may grant nonqualified stock options outside of the ISO and BOD Plans to other parties at the discretion of the Company's Board of Directors. The terms of these options, including the exercise price, vesting provision and expiration of the options, are determined by the Company's Board of Directors prior to the granting of the options. During fiscal year 1995, the Company granted 30,000 of these options to a vendor. At October 31, 1999, all of these options are outstanding and have a weighted average exercise price of $5.09. These options expire in November 2003.


                                     16


   The following table summarizes information about all stock options outstanding and exercisable at October 31, 1999:


                           OPTIONS OUTSTANDING       OPTIONS EXERCISABLE
                   --------------------------------- ---------------------
                                WEIGHTED
                                AVERAGE    WEIGHTED               WEIGHTED
        RANGE OF               REMAINING   AVERAGE                AVERAGE
        EXERCISE      NUMBER  CONTRACTUAL  EXERCISE    NUMBER     EXERCISE
         PRICES    OUTSTANDING    LIFE      PRICE   EXERCISABLE    PRICE
      $3.75 - $6.17  245,900       3.79     $ 4.94     206,600    $ 4.82
          $8.00      134,100       9.33       8.00      40,100      8.00
     $10.58 - 12.67  150,000       8.35      11.28       7,500     10.58
                     -------       ----      -----     -------     -----
                     530,000       6.48     $ 7.51     254,200    $ 5.50
                     =======       ====      =====     =======     =====

   The Company accounts for stock-based compensation using the intrinsic value method. Accordingly, compensation cost for stock options granted to employees is measured as the excess, if any, of the fair market value of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company accounts for stock-based compensation to nonemployees using the fair value method. Such compensation costs are amortized on a straight-line basis over the underlying option vesting terms.

   If the Company had elected to recognize compensation expense for options granted in fiscal years 1999, 1998 and 1997 based on the fair value of the options granted at the date of grant, the Company's net earnings and diluted net earnings per share for fiscal years 1999, 1998 and 1997 would have been as follows:

                                      1999          1998        1997
     Net earnings:
     As reported                   $2,667,748    $1,782,941  $4,135,922
     Pro forma                      2,443,958     1,708,430   4,021,562

     Diluted net earnings per share:
     As reported                   $     0.93    $     0.62  $     1.48
     Pro forma                     $     0.85    $     0.60  $     1.44

   The weighted average fair value of options at the date of grant was $4.50, $5.45 and $3.26 per option during fiscal years 1999, 1998 and 1997, respectively.

   The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model and the following key assumptions:

                                                  1999      1998
     Risk-free interest rates                     5.5%      5.5%
     Expected life                              7 years   5 years
     Expected volatility                         44.54%    46.20%
     Expected dividend yield                      1.48%     1.26%


                                      17


12. STOCK SPLIT

   On May 31, 1998, the common stock of the Company was split 3 for 2.
   All per share and number of share data have been retroactively restated to reflect the stock split, except for those presented in the Consolidated Statements of Changes in Stockholders' Equity.

13. PREFERRED STOCK:

   The Company has 200,000 shares of authorized, nonvoting preferred stock that to date have not been issued. The terms of the preferred stock will be finalized and approved by the Board of Directors prior to issuance.

14. CONCENTRATIONS OF CREDIT RISK:

   Approximately 23%, 34% and 37% of the Company's net sales were directly to financial institutions in fiscal years 1999, 1998 and 1997, respectively.

   At October 31, 1999 and 1998, cash and cash equivalents totaling approximately $3,700,000 and $3,400,000, respectively, were concentrated in one financial institution. At October 31, 1999, 13% of the Company's accounts receivable were from one customer. Revenues from the same customer represent approximately 16% of the Company's fiscal year 1999 consolidated revenues. The Company generally requires no collateral from its customers to support their accounts receivable.

15. FOURTH QUARTER ADJUSTMENTS:

   In the fourth quarter of fiscal year 1997, the Company recorded certain adjustments to reflect changes in accounting estimates to amounts reported in previous interim periods of the fiscal year. The adjustments were related to the estimation of gross profit on net sales from the Company's financial forms division and the interim income tax rate used in previous interim periods of fiscal year 1997. These adjustments increased fourth quarter net earnings by approximately $207,000 and diluted net earnings per common share by $0.07.


                                    18


                      NORTHSTAR COMPUTER FORMS, INC.
                   CONDENSED CONSOLIDATED BALANCE SHEET



                                             April 30,        October 31,
                                           2000(Unaudited)       1999
                                          ----------------    -----------

                         ASSETS
Current Assets:
   Cash and cash equivalents               $  5,455,360    $  3,878,447
   Accounts receivable, less allowance for
     doubtful accounts of $197,000 at April 30,
     2000 and $153,000 at October 31, 1999    5,102,581       5,958,522
   Inventories                                2,109,156       2,294,119
   Other current assets                       1,076,635         442,743
   Deferred income taxes                        267,456         261,656
                                            -----------     -----------
        Total current assets                 14,011,188      12,835,487
                                            -----------     -----------
Property, plant and equipment                32,723,465      31,970,784
Less accumulated depreciation and
  amortization                              (19,889,442)    (18,602,108)
                                            -----------     -----------
        Net property, plant and equipment    12,834,023      13,368,676
                                            -----------     -----------
Notes receivable, less current portion           23,546          60,634
Goodwill, net                                 1,254,033       1,354,786
Other assets, net                             1,258,818       1,256,641
                                            -----------     -----------
        Total assets                       $ 29,381,608    $ 28,876,224
                                            ===========     ===========

                                                                (Continued)


                                     19


                      NORTHSTAR COMPUTER FORMS, INC.
                   CONDENSED CONSOLIDATED BALANCE SHEET

                                              April 30,        October 31,
                                           2000(Unaudited)       1999
                                          ----------------    -----------

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of long-term debt        $   335,000     $   335,000
   Accounts payable                           1,688,260       1,296,485
   Accrued liabilities                        1,494,727       2,608,969
                                            -----------      ----------
        Total current liabilities             3,517,987       4,240,454

Deferred compensation                           790,402         773,333
Deferred income taxes                         1,494,133       1,461,633
Long-term debt, less current portion          1,340,000       1,340,000


Commitments

Stockholders' equity:
   Common shares; $.05 par value, authorized
     5,000,000 shares; issued and outstanding,
     2,753,858 at April 30, 2000 and 2,744,708
     at October 31, 1999                        137,693         137,235
   Additional paid-in capital                 2,913,109       2,862,678
   Retained earnings                         19,188,284      18,060,891
                                            -----------     -----------
        Total stockholders' equity           22,239,086      21,060,804
                                            -----------     -----------
        Total liabilities and stockholders'
          equity                           $ 29,381,608    $ 28,876,224
                                            ===========     ===========

See accompanying notes to unaudited Condensed Consolidated Financial
Statements.


                                     20


                      NORTHSTAR COMPUTER FORMS, INC.
               CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                            Three Months Ended        Six Months Ended
                                  April 30                 April 30
                          ----------------------- ------------------------

                             2000        1999        2000         1999
                             ----        ----        ----         ----

Net sales                $11,059,406 $11,878,269 $22,670,865  $22,521,887

Cost of goods sold         7,947,568   8,492,505  16,728,860   16,408,754
                          ----------  ----------  ----------   ----------
  Gross Profit             3,111,838   3,385,764   5,942,005    6,113,133

Selling, general and
  administrative expenses  2,053,103   2,142,427   4,122,833    4,088,147
                          ----------  ----------  ----------   ----------
     Operating income      1,058,735   1,243,337   1,819,172    2,024,986

Other income (expense):
  Interest expense           (26,860)    (76,202)    (54,105)    (168,222)
  Other, net, principally
     interest income          39,169      21,691      83,326       92,560
                          ----------  ----------  ----------   ----------
                              12,309     (54,511)     29,221      (75,662)
                          ----------  ----------  ----------   ----------
Earnings before income
  taxes                    1,071,044   1,188,826   1,848,393    1,949,324

Provision for income taxes   417,500     491,500     721,000      780,500
                          ----------  ----------  ----------   ----------
Net earnings             $   653,544 $   697,326 $ 1,127,393  $ 1,168,824
                          ----------  ----------  ----------   ----------
Net earnings per common share:
     Basic               $      0.24 $      0.26 $      0.41  $      0.43
                          ----------  ----------  ----------   ----------
     Diluted             $      0.22 $      0.25 $      0.38  $      0.41
                          ----------  ----------  ----------   ----------
Dividends declared per
  common share           $       --- $      0.07 $       ---  $      0.07
                          ----------  ----------  ----------   ----------


See accompanying notes to unaudited Condensed Consolidated Financial
Statements.


                                     21


                      NORTHSTAR COMPUTER FORMS, INC.
         CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW (Unaudited)
             Increase (Decrease) in Cash and Cash Equivalents
             for the six months ended April 30, 2000 and 1999

                                              2000             1999

Cash flows from operating activities:
  Net earnings                             $1,127,393      $ 1,168,824
  Adjustments to reconcile net earnings to
       net cash provided by operating
       activities:
     Depreciation                           1,332,639        1,307,642
     Amortization                             189,849          191,186
     Provision for doubtful accounts           40,200           27,600
     Gain on sale of equipment                 (3,281)          (7,900)
     Deferred income taxes                     26,700          163,400
     Changes in certain operating assets
       and liabilities                       (210,290)        (289,613)
                                            ---------       ----------
Net cash provided by operating activities   2,503,210        2,561,139
                                            ---------       ----------

Cash flows from investing activities:
  Capital expenditures and equipment
    deposits                                 (797,986)      (1,035,054)
  Proceeds from sale of equipment               3,281           13,600
  Notes receivable repayments                  37,088           46,356
                                            ---------       ----------
Net cash used in investing activities        (757,617)        (975,098)
                                            ---------       ----------

Cash flows from financing activities:
  Principal payments on long-term debt            ---       (1,525,000)
  Dividends paid                             (219,569)        (190,017)
  Stock options exercised                      50,889           83,832
                                            ---------       ----------
Net cash used in financing activities        (168,680)      (1,631,185)
                                            ---------       ----------

Net increase (decrease) in cash and
  cash equivalents                          1,576,913          (45,144)
Cash and cash equivalents at beginning
  of period                                 3,878,447        4,162,845
                                            ---------       ----------
Cash and cash equivalents at end of
  period                                   $5,455,360      $ 4,117,701
                                            =========       ==========

See accompanying notes to unaudited Condensed Consolidated Financial
Statements


                                   22


                      NORTHSTAR COMPUTER FORMS, INC.
           NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                (Unaudited)
                              April 30, 2000

1. Basis of Presentation

  The interim condensed consolidated financial statements included in this Form 10-Q have been prepared by Northstar Computer Forms, Inc. (the Company), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed, or omitted, pursuant to these rules and regulations. The year-end balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and related notes included in the Company's 1999 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

  The unaudited condensed consolidated financial statements presented herein as of April 30, 2000, and for the three and six month periods ended April 30, 2000, and 1999 reflect, in the opinion of management, all adjustments (which include only normal, recurring adjustments) necessary for a fair presentation of the financial position, results of operations and cash flows as of and for the periods presented. The results of operations and cash flows for any interim period are not necessarily indicative of results for the full year.

2. Earnings per share

  Net earnings per share (EPS) for all periods presented have been computed by dividing net earnings by the weighted average number of common shares outstanding (basic EPS) and by the weighted average number of common and common equivalent shares outstanding (diluted EPS). The Company's common equivalent shares consist of stock options, when their effect is dilutive.

  For the six months ended April 30, 2000 and 1999, 63,000 and 178,600 outstanding options were excluded from the computation of diluted EPS because the options' exercise prices were greater than the average market price of the Company's common shares. For the three months ended April 30, 1999, 39,000 outstanding options were excluded from the computation of diluted EPS. No shares were excluded from the computation of diluted EPS for the three months ended April 30, 2000.


                                      23


  For all periods presented, the weighted average common and common equivalent shares outstanding are as follows:

                              For the three months For the six months
                                 ended April 30       ended April 30
                                2000       1999       2000      1999
                                ----       ----       ----      ----

  Weighted average common shares
    outstanding               2,749,425  2,729,386 2,747,558  2,724,244
  Common equivalent shares
    outstanding                 232,482    103,234   188,811     98,706
                              ---------  --------- ---------  ---------
  Weighed average common and
     common equivalent shares
     outstanding              2,981,907  2,832,620 2,936,369  2,822,950
                              =========  ========= =========  =========

3. Inventory

  At April 30, 2000 and October 31, 1999, inventories consisted of the following:

                                       April 30,     October 31,
                                          2000           1999
                                          ----           ----

  Raw Materials                        $1,428,831     $1,503,444
  Work in Process                         407,437        573,993
  Finished Goods                          272,888        216,682
                                        ---------      ---------
                                       $2,109,156     $2,294,119
                                        =========      =========

4. Subsequent Events

  On February 21, 2000, the Company announced that it entered into a definitive merger agreement with Ennis Business Forms to acquire all of the stock of Northstar Computer Forms, Inc. This acquisition is subject to customary terms and conditions, including stockholder approval. The special meeting for stockholder approval was held on June 6, 2000, and the merger was approved. The merger was subsequently completed on that date.


                                      24


   Unaudited Pro Forma Combined Condensed Financial Information of Ennis


          On June 6, 2000, Ennis Business Forms, Inc. (Ennis) completed its acquisition of Northstar Computer Forms, Inc (Northstar). The acquisition price of $42,673,302 ($14/share) consisted of $6,173,302 in cash from internal funds and $36,500,000 in bank loans. Pursuant to the merger agreement, each stock option to acquire shares of common stock issued by Northstar and outstanding immediately prior to the merger, except certain options issued to the president of Northstar, were settled by Northstar for a cash payment (less applicable withholding taxes) equal to the product of the number of shares of common stock subject to such stock options times the difference between the merger consideration and the per share exercise price of such stock option. Ennis reimbursed Northstar for the cost of the settlement. Ennis also incurred various transaction costs in connection with the merger. The stock options of Northstar's president were exchanged for Ennis options with equivalent terms.

          As a result of the merger, Northstar became a wholly owned subsidiary of the Company and will operate as its Financial Solutions Group. Northstar designs, manufactures and markets printed forms with an emphasis on machine-readable MICR (Magnetic Ink Character Recognition) printing. Its two business concentrations are custom business/negotiable forms and internal bank forms. In connection with the merger, the Company entered into employment agreements with the senior management of Northstar.

          The following unaudited pro forma combined condensed financial information gives effect to the acquisition by Ennis of Northstar as if the acquisition occurred as of February 29, 2000, in the case of the unaudited pro forma combined condensed balance sheet as of February 29, 2000, and as of February 28, 1999, in the case of the unaudited pro forma combined condensed statement of earnings for the year ended February 29, 2000. The acquisition of Northstar by Ennis is being accounted for under the purchase method of accounting for business combinations.

          Northstar's latest fiscal year ended on October 31, 1999. The historical consolidated balance sheet of Northstar is as of January 31, 2000 (the end of its first quarter), and the historical consolidated statement of earnings of Northstar is for the year ended January 31, 2000. The historical consolidated statement of earnings of Northstar for the year ended January 31, 2000 was derived by adjusting the historical consolidated statement of earnings of Northstar for the year ended October 31, 1999 to add the results of operations for the quarter ended January 31, 2000 and subtract the results of operations for the comparable quarter of the preceding year, each as reported in the Form 10-Q of Northstar for the quarter ended January 31, 2000.

          The unaudited pro forma combined condensed financial information is based on the historical financial statements of Ennis and Northstar and should be read in conjunction with such historical financial statements. The pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved if the acquisition had been completed on the date or as of the beginning of the period presented, nor is it necessarily indicative of the future financial position or operating results of Ennis.


                                     25


                        Ennis Business Forms, Inc.
                Pro Forma Combined Condensed Balance Sheet
                          As of February 29, 2000
                          (Dollars in Thousands)
                                (Unaudited)

                                                     Pro Forma  Pro Forma
                                   Ennis  Northstar Adjustments  Combined
                                   ------ --------- ----------- ---------
                    Assets
                    ------
Current Assets:
  Cash and cash equivalents         2,037    4,224    (6,261) (b)      --
  Investment securities             1,438       --    (1,438) (b)      --
  Accounts receivable, net         26,015    5,115                 31,130
  Inventories                       9,890    2,165                 12,055
  Other current assets              3,925    1,584                  5,509
                                  -------   ------   -------      -------
      Total current assets         43,305   13,088    (7,699)      48,694
                                  -------   ------   -------      -------

Investment securities               7,565       --      (101) (b)   7,464

Property, plant and equipment, net 41,728   13,108     8,300  (c)  63,136

Cost of purchased businesses in
   excess of amounts allocated to
   tangible net assets              8,680    1,304    17,356  (a)  27,340

Other assets and deferred charges   1,656    1,326                  2,982
                                  -------   ------   -------      -------
      Total assets                102,934   28,826    17,856      149,616
                                  =======   ======   =======      =======


                                                            (Continued)


                                     26


                        Ennis Business Forms, Inc.
                Pro Forma Combined Condensed Balance Sheet
                          As of February 29, 2000
                          (Dollars in Thousands)
                                (Unaudited)

                                                     Pro Forma  Pro Forma
                                   Ennis  Northstar Adjustments  Combined
                                   ------ --------- ----------- ---------
      Liabilities and Shareholders' Equity
      ------------------------------------
Current liabilities:
  Current installments of long-
    term debt                         302      335     5,240  (d)   5,877
  Accounts payable                  5,380    1,849                  7,229
  Accrued expenses                  4,843    1,480                  6,323
                                  -------   ------   -------     --------
      Total current liabilities    10,525    3,664     5,240       19,429
                                  -------   ------   -------     --------

Long-term debt, less current
  installments                        462    1,340    31,260  (d)  33,062

Deferred credits, principally Federal
  income taxes                      3,680    2,273     2,905  (e)   8,858

Shareholders' equity:
  Preferred stock, at par value        --       --                     --
  Common stock, at par value       53,125      137      (137) (f)  53,125
  Additional paid in capital        1,040    2,877    (2,877) (f)   1,040
  Retained earnings               125,980   18,535   (18,535) (f) 125,980
                                  -------   ------   -------      -------
                                  180,145   21,549   (21,549)     180,145
  Less:  Treasury stock            91,878       --                 91,878
                                  -------   ------   -------      -------
      Total shareholders' equity   88,267   21,549   (21,549)      88,267
                                  -------   ------   -------      -------
      Total liabilities and
          shareholders' equity    102,934   28,826    17,856      149,616
                                  =======   ======   =======      =======

See accompanying notes to the pro forma combined condensed financial statements.


                                    27


                        Ennis Business Forms, Inc.
            Pro Forma Combined Condensed Statement of Earnings
                       Year Ended February 29, 2000
              (Dollars in Thousands Except Per Share Amounts)
                                (Unaudited)

                                                     Pro Forma   Pro Forma
                                   Ennis  Northstar Adjustments  Combined
                                   ------ --------- ----------- ---------
Net sales                         166,525   47,306                213,831

Costs and expenses:
  Cost of sales                   113,740   34,397                148,137
  Selling, general &
    administrative expenses        30,856    8,524     1,987  (g)  41,367
                                  -------   ------   -------      -------
                                  144,596   41,921     1,987      189,504
                                  -------   ------   -------      -------
Earnings from operations           21,929    4,385    (1,987)      24,327

Other income (expense):
  Investment income                 1,150      165      (508) (h)     807
  Interest expense                    (40)    (176)   (2,763) (i)  (2,979)
  Other, principally gain on assets 1,002       --                  1,002
                                  -------   ------   -------      -------
                                    2,112      (11)   (3,271)      (1,170)
                                  -------   ------   -------      -------
Earnings before income taxes       24,041    4,374    (5,258)      23,157

Provision for income taxes          8,918    1,704    (1,435) (j)   9,187
                                  -------   ------   -------      -------
Net earnings                       15,123    2,670    (3,823)      13,970
                                  =======   ======   =======      =======
Weighted average number of common
  shares outstanding           16,249,861                      16,249,861
                               ==========                      ==========
Earnings per basic and diluted
  share of common stock              0.93                            0.86
                                     ====                            ====


See accompanying notes to the pro forma combined condensed financial statements.


                                     28


                        Ennis Business Forms, Inc.
        Notes to Pro Forma Combined Condensed Financial Statements
                             February 29, 2000
              (Dollars in Thousands Except Per Share Amounts)
                          (Unaudited)

(a) To reflect the excess of acquisition cost over the estimated fair value of net assets acquired (goodwill). The purchase price, purchase price allocation, and financing of the transaction are summarized as follows:

    Purchase price paid as:
    Debt                                             $36,500
    Cash paid for shares                               6,173
    Cash paid for options                              1,148
    Cash paid for transaction costs                      479
                                                      ------
    Total purchase consideration                      44,300


    Allocated to:
     Historical book value of Northstar's
     assets and liabilities             $21,549

     Adjustments to record assets and
     liabilities at fair value:
     Property, plant and equipment        8,300
     Goodwill                            (1,304)
     Deferred taxes                      (2,905)
                                         ------

     Total allocation                                 25,640
                                                      ------

    Excess purchase price over allocation to
    identifiable assets and liabilities (goodwill)   $18,660
                                                      ======

(b) Reflects the funding of the cash portion of the purchase price from cash and assumed liquidation of investment securities.
(c) Reflects the step-up in property, plant and equipment values to fair value based on appraised values.
(d) Reflects the increase in debt incurred in connection with the acquisition, consisting of a revolving note of $11,500 (due in quarterly installments of $460) and a term loan of $25,000 (due in quarterly installments of $850). Both loans mature in June 2003.
(e) Reflects estimated deferred taxes arising from the acquisition.
(f) Reflects the elimination of shareholders' equity accounts of Northstar.
(g) Reflects the increase in depreciation and amortization due to (1) the amortization of goodwill on a straight-line basis over 15 years ($1,157), and (2) the increase in depreciation resulting from step-up of property, plant and equipment ($830).
(h) Reflects the decrease in investment income related to the reduction of available cash for investment.
                                                            (continued)


                                    29


                        Ennis Business Forms, Inc.
        Notes to Pro Forma Combined Condensed Financial Statements
                             February 29, 2000
              (Dollars in Thousands Except Per Share Amounts)
                              (Unaudited)

(i) Reflects the increase in interest expense resulting from the increase in debt incurred in connection with the acquisition. The interest rate on new debt is a variable rate of 7.65% on the revolving note and a fixed rate of 7.89% (as a result of an interest rate swap) on the term loan. A change of 1/8 percent in the interest rate on the revolver would be insignificant.
(j) Reflects the tax effects of adjustments to income.


                                    30


   (c) Exhibits

       *2.1 Agreement and Plan of Merger among Northstar Computer Forms, Inc.,
            Ennis Business Forms, Inc. and Polaris Acquisitions Corp. dated June 6, 2000

       *2.2 Amendment No. 1 to Agreement and Plan of Merger among Northstar
            Computer Forms, Inc., Ennis Business Forms, Inc. and Polaris Acquisitions Corp dated May 9, 2000

       *2.3 Articles of Merger of Polaris Acquisition Corp into Northstar
            Computer Forms, Inc.

      *10.1 Credit Agreement among Ennis Business Forms, Inc., Bank One,
            Texas, N.A., U.S. Bank National Association, Certain Financial Institutions and Banc One Capital Markets, Inc. dated June 6, 2000

      *10.2 Consent, Assumption and Amendment Agreement among Northstar
            Computer Forms, Inc., Ennis Business Forms, Inc. and U.S. Bank National Association

       23.1 Consent of PriceWaterhouseCoopers LLP

      *99.1 Press Release dated June 6, 2000

       * Previously filed with 8-K submitted June 19, 2000


                                     31


                                SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                ENNIS BUSINESS FORMS, INC.


Date:  August 9, 2000           /s/Robert M. Halowec
       --------------           --------------------------------
                                Robert M. Halowec
                                Vice President Finance
                                And Chief Financial Officer


Date:  August 9, 2000           /s/Harve Cathey
       --------------           --------------------------------
                                Harve Cathey
                                Secretary and Treasurer
                                Principal Accounting Officer


                                     32